UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
August 14, 2013

SAFEWAY INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-00041	94-3019135
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5918 Stoneridge Mall Road, Pleasanton, California	94588-3229
(Address of Principal Executive Offices)	(Zip Code)
(925) 467-3000
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

In June 2013, Safeway announced that it has entered into an agreement to sell its Canadian operations through a sale of substantially all of the net assets of Canada Safeway Limited (“CSL”) to Sobeys Inc., a Canadian food retailer and wholly owned subsidiary of Empire Company Limited, for C$5.8 billion in cash (about C$4.0 billion after taxes and expenses).   As a result of the agreement and in accordance with generally accepted accounting principles in the United States, the operating results of CSL have been classified as discontinued operations on the consolidated statements of income.  Exhibit 99.1, which is attached hereto and is incorporated herein by reference, presents the unaudited consolidated statements of income data, retrospectively recast to give effect to CSL as a discontinued operation for the 52 weeks of fiscal 2012, 2011 and 2010.

Item 8.01.	Other Events.

The information set forth under Item 2.02 above, including the exhibits, is incorporated by reference into this Item 8.01.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

99.1	Unaudited Consolidated Statements of Income Data for the 52 weeks of fiscal 2012, 2011 and 2010.

101	The Unaudited Consolidated Statements of Income Data for the 52 weeks of fiscal 2012, 2011 and 2010 formatted in Extensible Business Reporting Language (XBRL).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAFEWAY INC.
(Registrant)

August 14, 2013	By:	/s/ Robert A. Gordon
	Name:	Robert A. Gordon
	Title:	Senior Vice President,
Secretary & General Counsel

EXHIBIT INDEX

Exhibit No.
99.1	Unaudited Consolidated Statements of Income Data for the 52 weeks of fiscal 2012, 2011 and 2010.
101	The Unaudited Consolidated Statements of Income Data for the 52 weeks of fiscal 2012, 2011 and 2010 formatted in Extensible Business Reporting Language (XBRL).